Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS
OF
AECOM
(a Delaware corporation)

Third Amended and Restated as of May 17, 2023

THIRD AMENDED AND RESTATED BYLAWS
OF
AECOM

(a Delaware corporation)

THIRD AMENDED AND RESTATED BYLAWS
OF
AECOM
(a Delaware corporation)

Third Amended and Restated as of May 17, 2023

INTRODUCTION; DEFINITIONS

Set forth below are the bylaws (as may hereafter be amended and restated from time to time, the “Bylaws”) of AECOM, a Delaware corporation (the “Corporation”).

Article I
OFFICES

Section 1.1           Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, Delaware and the name of the resident agent in charge thereof is the agent named in the Amended and Restated Certificate of Incorporation (as may hereafter be amended and restated from time to time, the “Restated Certificate of Incorporation”) until changed by the Board of Directors of the Corporation (the “Board”).

Section 1.2           Principal Executive Office. The principal executive office for the transaction of the business of the Corporation shall be at such place, either within or outside the State of Delaware, as may be established by the Board. The Board is granted full power and authority to change such principal executive office from one location to another.

Section 1.3           Other Offices. The Corporation may also have an office or offices at such other places, either within or outside the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

Section 1.4           Location of Books. Subject to any provision contained in applicable law, the books, documents and papers of the Corporation may be kept at such place, either within or outside the State of Delaware, as may be designated from time to time by the Board or these Bylaws.

Article II
MEETINGS OF STOCKHOLDERS

Section 2.1           Place of Meetings; Organization. Meetings of stockholders shall be held at such time, date and place, if any, either within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a waiver of notice thereof. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer or President, if any, or in his or her absence by the Chief Operating Officer, if any, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.2           Annual Meetings.

(a)               An annual meeting of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meeting shall be held during each fiscal year of the Corporation at such time, date and place, if any, as the Board shall determine by resolution. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders. At an annual meeting of stockholders, the only business which shall be conducted and the only nominations of persons for election as directors which shall be considered are those that shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, business other than nomination of a candidate for election as a director must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder present in person who is a stockholder of record at the time the notice provided for in this Section 2.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the annual meeting and who complies with the notice procedures set forth in this Section 2.2. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business at an annual meeting of stockholders, other than the proper nomination of a candidate for election as a director, which is governed by Section 3.4 of these Bylaws, or proposals included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nothing in this Section 2.2 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. For purposes of this Section 2.2 and Section 3.4, “present in person” shall mean that the stockholder proposing that the nomination or business be brought before the annual meeting of stockholders, or a qualified representative (as defined below) of such proposing stockholder, appear at such annual meeting.

(b)               For business other than nominations (which are governed by Section 3.4) to be properly brought before an annual meeting by a stockholder pursuant to clause (a)(iii) of this Section 2.2, the stockholder must have given Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and such business must otherwise be a proper subject for action by stockholders of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation by the close of business (as defined below), not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered or mailed and received no more than one hundred and twenty (120) days prior to the date of the annual meeting and not less than the later of the close of business (1) ninety (90) days prior to the date of the annual meeting and (2) on the tenth day following the day on which public announcement (as defined below) of the date of the annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (other than the nomination of a candidate for election as a director, which is governed by Section 3.4):

(i)                 a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment);

(ii)              as to the stockholder giving the notice and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed, (A) the name and address, as they appear on the Corporation’s books, of such stockholder and the name and address of such beneficial owner and (B) the class or series and number of shares of the Corporation’s capital stock which are owned of record by such stockholder and such beneficial owner as of the date of the notice;

(iii)            as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”), (A) the class or series and number of shares of the Corporation’s capital stock which are beneficially owned (as defined below) by such stockholder or beneficial owner and by any control person as of the date of the notice, (B) a reasonably detailed description of any agreement, arrangement or understanding with respect to the business being proposed (x) between or among any of the stockholders or (y) between or among any such stockholder, beneficial owner or control person and any other person or entity, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) of the Exchange Act; provided, however, that the disclosures required by this Section 2.2(b)(iii)(B) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is giving notice solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner, and (C) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to shares of stock of the Corporation;

(iv)             any other information relating to such stockholder, beneficial owner or control person or to such item of business that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal of business pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder;

(v)               any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) of the stockholder, beneficial owner or control person, in such business;

(vi)             a representation that the stockholder (or a qualified representative of the stockholder (as defined below)) intends to appear at the meeting to propose such business; and

(vii)          a representation as to whether the stockholder or the beneficial owner, (A) will engage in a solicitation (within the meaning of Exchange Act Rule 14a--1(1)) with respect to the business being proposed and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and (B) whether such person intends, or is or intends to be part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business being proposed.

(c)               Any stockholder seeking to bring business before an annual meeting pursuant to Section 2.2(a)(iii) shall update and supplement the notice required by this Section 2.2, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder pursuant to this Section 2.2, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of stockholders.

(d)               Section 2.2(b) shall not apply to a proposal to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(e)               Except as otherwise required by law, each of the Chairman of the Board, the Board or the chairman of the meeting shall have the power to determine whether business proposed to be brought before a meeting of stockholders was proposed in accordance with the procedures set forth in this Section 2.2. If any business is not in compliance with the provisions of this Section 2.2, then except as otherwise required by law, the chairman of the meeting shall have the power to declare to the meeting that such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, or otherwise determined by the Chairman of the Board, the Board or the chairman of the meeting, if the stockholder does not provide the information required under this Section 2.2 within the time frames specified by this Section 2.2 or if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(f)                For purposes of these Bylaws, to be considered a “qualified representative of the stockholder,” a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders. For purposes of these Bylaws, “close of business” shall mean 6:00 p.m. local time at the principal executive office of the Corporation, whether or not the day is a business day, and “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Corporation with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(b) of the Exchange Act. For purposes of clause (b)(iii)(A) of this Section 2.2, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

Section 2.3           Special Meetings.

(a)               Except as otherwise required by law or as otherwise provided for or fixed pursuant to the Restated Certificate of Incorporation, special meetings of the stockholders of the Corporation for any purpose or purposes (i) may be called at any time by the Board, (ii) may be called by a committee of the Board which has been duly designated by the Board and whose powers and authority, as expressly provided in a resolution of the Board, include the power to call such meetings, and (iii) shall be called by the Chairman of the Board or the Secretary of the Corporation upon the written request or requests of one or more persons that (A) “Own” (as defined in Section 2.3(b)) a number of shares that represents at least twenty-five percent (25%) of the outstanding shares of the Corporation that are entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percent”) as of the record date fixed in accordance with these Bylaws to determine who may deliver a written request to call the special meeting, and (B) comply with the notice procedures set forth in this Section 2.3 with respect to any matter that is a proper subject for the meeting pursuant to Section 2.3(k). Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Restated Certificate of Incorporation, special meetings of the stockholders may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been validly brought before the meeting in accordance with this Section 2.3. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

(b)               For purposes of satisfying the Requisite Percent under clause (a)(iii)(A) of Section 2.3, a person shall be deemed to “Own” only the shares described in clauses (c)(i) and (c)(ii) of Section 3.5.2.

(c)               Any stockholder seeking to request a special meeting shall first request that the Board fix a record date to determine the stockholders entitled to request a special meeting (the “Ownership Record Date”) by submitting a written request to the Secretary of the Corporation, which request shall be in proper form and delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation (the “Record Date Request Notice”). To be in proper form for purposes of this Section 2.3, a Record Date Request Notice shall set forth (i) the information required pursuant to Sections 2.2(b)(i)-(v) and (vii) and (ii) if directors are proposed to be elected at the special meeting, the Nominee Information (as defined below) for each person whom the stockholder expects to nominate for election as director at the special meeting.

(d)               Upon receiving a Record Date Request Notice, the Board may set an Ownership Record Date. Notwithstanding any other provision of these Bylaws, the Ownership Record Date shall not precede the date upon which the resolution fixing the Ownership Record Date is adopted by the Board, and shall not be more than ten (10) days after the close of business (as defined in Section 2.2(g)) on the date upon which the resolution fixing the Ownership Record Date is adopted by the Board. If the Board, within ten (10) days after the date upon which a valid Record Date Request Notice is received by the Secretary of the Corporation, does not adopt a resolution fixing the Ownership Record Date, the Ownership Record Date shall be the close of business on the tenth day after the date upon which a valid Record Date Request Notice is received by the Secretary (or, if such tenth day is not a business day, the first business day thereafter). Notwithstanding anything in this Section 2.3 to the contrary, no Ownership Record Date shall be fixed if the Board determines that the request or requests that would otherwise be submitted following such Ownership Record Date could not comply with the requirements set forth in clauses (i), (iii), (iv) or (v) of Section 2.3(g).

(e)               In order for a stockholder-requested special meeting to be called pursuant to clause (a)(iii) of this Section 2.3, one or more written requests for a special meeting signed by the stockholders (or their duly authorized agents) who Own or who are acting on behalf of persons who Own, as of the Ownership Record Date, at least the Requisite Percent (the “Special Meeting Request”), must be delivered to the Secretary of the Corporation. To be in proper form for purposes of this Section 2.3, a Special Meeting Request shall set forth: (i) the business proposed to be acted on at the meeting or the proposed election of directors at the special meeting, as the case may be; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable; (iii) the date of the signature of each stockholder (or duly authorized agent) submitting the Special Meeting Request; (iv) with respect to any stockholder or stockholders submitting a Special Meeting Request (except for any stockholder that has provided such request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”)) the information required to be provided by a requesting stockholder pursuant to Section 2.3(c); and (iv) documentary evidence that the requesting stockholders Own the Requisite Percent as of the Ownership Record Date; provided, however, that if the requesting stockholders are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence of the number of shares Owned by the beneficial owners on whose behalf the Special Meeting Request is made as of the Ownership Record Date. To be timely, a Special Meeting Request must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation, by hand or by certified or registered mail, return receipt requested, within sixty (60) days after the Ownership Record Date.

(f)                After receiving a Special Meeting Request, the Board shall determine in good faith whether the stockholders requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, and the Corporation shall notify the requesting stockholder of the Board’s determination about whether the Special Meeting Request is valid. The time, date and place, if any, of the special meeting shall be fixed by the Board, and the date of the special meeting shall not be more than ninety (90) days after the date on which the Board fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board as set forth in Section 6.5(a).

(g)               The Secretary shall not accept, and shall consider ineffective, a written request for a stockholder to call a special meeting (i) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under, or that involves a violation of, applicable law, (ii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Ownership Record Date, (iii) that relates to an item of business (other than the election of directors) that is identical or substantially similar (as determined in good faith by the Board) to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Ownership Record Date) was previously fixed and such request is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (iv) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such request, or (v) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such request to call a special meeting, or (vi) the Special Meeting Request does not comply with the requirements of this Section 2.3.

(h)               Any stockholder who submitted a Special Meeting Request may revoke its written request by written revocation delivered to the Secretary of the Corporation at the principal executive office of the Corporation at any time prior to the stockholder-requested special meeting. A Special Meeting Request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the stockholders submitting the Special Meeting Request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to Own at least the Requisite Percent at all times between the date the Record Date Request Notice is received by the Corporation and the date of the applicable stockholder-requested special meeting, and the requesting stockholder shall promptly notify the Secretary of the Corporation of any decrease in ownership of shares of the Corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the Requisite Percent, the Board shall have the discretion to determine whether or not to proceed with the special meeting (and may cancel such meeting).

(i)                 In connection with a special meeting called in accordance with this Section 2.3, the stockholder or stockholders (except for any Solicited Stockholder) who submitted a Record Date Request Notice or who delivered a Special Meeting Request to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 2.3 shall be true and correct as of the record date for stockholders entitled to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any request or demand provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of stockholders.

(j)                 Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2.3 except in accordance with this Section 2.3. If the Board shall determine that any request to fix a record date for notice and voting for the special meeting or request to call a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a request to call the special meeting have not otherwise complied with this Section 2.3, then the Board shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 2.3, each stockholder making the request to fix an Ownership Record Date or submitting a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or request to call a special meeting.

(k)               Business transacted at any stockholder-requested special meeting shall be limited to (i) the purpose stated in the valid Special Meeting Request received from the Requisite Percent and (ii) any additional matters that the Board determines to include in the Corporation’s notice of the meeting. If none of the stockholders who submitted the Special Meeting Request, or their qualified representatives (as defined in Section 2.2(g)), appears at the stockholder-requested special meeting to present the matters to be presented for consideration that were specified in the Special Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

Section 2.4           Stockholder Lists. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.4 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal executive office of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.4 or to vote in person or by proxy at any meeting of stockholders.

Section 2.5           Notice of Meetings. Notice of each meeting of stockholders, whether annual or special, stating the place, if any, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which such meeting has been called, shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. Notice by electronic transmission shall be deemed given as provided in Section 232 of the Delaware General Corporation Law.

Section 2.6           Quorum and Adjournment. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Restated Certificate of Incorporation; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment or recess notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment or recess) is approved by at least a majority of the shares required to constitute a quorum (or such greater vote as may be required by law, the Restated Certificate of Incorporation or these Bylaws). Any meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board pursuant to Section 2.10. If it shall appear that a quorum is not present or represented at any meeting of stockholders, the chairman of the meeting, or the holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn or recess the meeting from time to time until a quorum shall be present or represented. Notice need not be given of any adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the Delaware General Corporation Law; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. At any adjourned or recessed meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the stock issued and outstanding and entitled to vote thereat, including without limitation, evidence from any stockholders who have signed a register indicating their presence at the meeting.

Section 2.7           Voting. At any meeting of stockholders for the election of directors, each director shall be elected by a majority of the votes cast; provided that, if the election is contested, the directors shall be elected by a plurality of the votes cast. An election shall be contested if, as determined by the Board, as of the tenth day preceding the date the Corporation first mails its notice for such meeting to the stockholders, the number of nominees for director exceeds the number of directors to be elected at such meeting. For purposes of this Section 2.7, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

In all other matters, when a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter at such meeting of stockholders shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Restated Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Such vote may be by voice vote or by written ballot; provided, however, that no vote at any meeting of stockholders need be by written ballot unless the Board, in its discretion, or the officer of the Corporation presiding at the meeting, in his or her discretion, specifically directs the use of a written ballot.

Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one vote (in person or by proxy) for each share of the capital stock held by such stockholder which has voting power upon the matter in question.

Section 2.8           Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, such proxy authorized by an instrument in writing or by a transmission permitted by law, filed in accordance with the procedure established for the meeting of stockholders. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period of time for which it is to continue in force. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary a revocation of the proxy or executed new proxy bearing a later date.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Section 2.9           Judges of Election. The Board may appoint a Judge or Judges of Election for any meeting of stockholders. Such Judges of Election, if so appointed, shall decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote, shall conduct the voting and accept the votes and when the voting is completed shall ascertain and report the number of shares voted respectively for and against each position upon which a vote is taken by ballot. The Judges of Election need not be stockholders, and any officer of the Corporation may be a Judge of Election on any position other than a vote for or against a proposal in which such person shall have a material interest.

Section 2.10       Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board may adopt such rules and regulations for the fair and orderly conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the fair and orderly conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board or by the chairman of the meeting, may include without limitation, establishing (a) an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) registration of stockholders attending the meeting, and limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants, (f) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any), (g) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting, and (h) procedures relating to the physical layout of the facilities for the meeting, as applicable. Subject to any rules and regulations adopted by the Board, the chairman of the meeting may (i) convene and, for any reason, from time to time, adjourn or recess any meeting of stockholders and (ii) in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.

Article III
DIRECTORS

Section 3.1           Powers; Organization. The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer or President, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 3.2           Number. The exact number shall be fixed from time to time by a resolution adopted by a majority of the authorized number of directors (the “Whole Board”). Directors need not be stockholders, and each director shall serve until such person’s successor shall have been duly elected and qualified, unless such person shall retire, resign, become disqualified or disabled or shall otherwise be removed.

Section 3.3           Submission of Information by Director Nominees.

(a)               To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver to the Secretary of the Corporation at the principal executive office of the Corporation the following information:

(i)                 a written representation and agreement (in the form provided to such person by the Corporation following a written request of any stockholder of record therefor), which shall be signed by such person and pursuant to which such person shall represent and agree that such person (A) if elected, intends to serve as a director of the Corporation for the entire term until the next meeting at which such person would stand for re-election, (B) is not and, if elected as a director during his or her term of office, will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity (1) as to how the person, if elected as a director, will act or vote on any issue or question, where such agreement, arrangement or understanding has not been disclosed to the Corporation, or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation, and (D) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect); and

(ii)              all completed and signed questionnaires required of the Corporation’s directors (in the form provided to such person following a written request by any stockholder of record therefor).

(b)               A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such additional information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director.

(c)               All written and signed representations and agreements and all completed and signed questionnaires required pursuant to Section 3.3(a), and the additional information described in Section 3.3(b), shall be considered timely for a nominee for election or re-election as a director of the Corporation under Section 3.4 or Section 3.5 if provided to the Corporation by the deadlines specified in Section 3.4 or Section 3.5, as applicable. All information provided pursuant to this Section 3.3 by a nominee for election or re-election as a director of the Corporation under Section 3.4 or Section 3.5 of this Article shall be deemed part of the stockholder’s notice submitted pursuant to Section 3.4 or a Stockholder Notice (as defined in Section 3.5.1), as applicable.

Section 3.4           Nominations.

(a)               Only persons who are nominated in accordance with the procedures set forth in Section 3.3 and this Section 3.4 shall be eligible for election as directors. Nominations of candidates for election as directors of the Corporation may be made at an annual meeting of stockholders, or at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, (i) pursuant to the Corporation’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board, (iii) by any stockholder of the Corporation present in person who is a stockholder of record at the time the notice provided for in this Section 3.4 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.4, or (iv) with respect to an annual meeting of stockholders, by any Eligible Stockholder (as defined in Section 3.5.2(b)) who meets the requirements of and complies with the procedures set forth in Section 3.5 and whose Stockholder Nominee (as defined in Section 3.5.1) is included in the Corporation’s proxy materials for the relevant annual meeting. For the avoidance of doubt, the foregoing clauses (iii) and (iv) shall be the exclusive means for a stockholder to make director nominations at a meeting of stockholders. Notwithstanding the foregoing provisions of this Section 3.4(a) or any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board except pursuant to the valid written request(s) delivered for such special meeting pursuant to Section 2.3.

(b)               Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at a meeting of stockholders, the stockholder must have: (i)(A) in the case of an annual meeting, given Timely Notice thereof in writing and in proper form to the Secretary of the Corporation, or (B) in the case of a special meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting, given timely notice thereof in writing and in proper form to the Secretary of the Corporation in accordance with the immediately following sentence; (ii) provided the information, agreements and questionnaires with respect to such stockholder and its candidate(s) for election to the Board as required by Section 3.3 and this Section 3.4; and (iii) given timely updates and supplements to such notice in proper form to the Secretary of the Corporation as required by Section 3.3 and this Section 3.4. To be timely in the case of a special meeting at which directors are to be elected pursuant to the Corporation’s notice of the meeting, a stockholder’s notice shall be delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation by the close of business not more than one hundred and twenty (120) days prior to such special meeting and no later than the close of business on the later of (1) ninety (90) days prior to such special meeting and (2) on the tenth day following the day on which public announcement (as defined in Section 2.2(g)) is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment, recess or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)               To be in proper form for purposes of this Section 3.4, such stockholder’s notice shall set forth:

(i)                 as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or is otherwise required, pursuant to Section 14 under the Exchange Act and the rules and regulations promulgated thereunder (including such candidate’s written consent to being named as a nominee in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected), (B) all information relating to such person that would be required to be set forth in a stockholder’s notice pursuant to this Section 3.4 if such person were a stockholder making a nomination of a person or persons for election to the Board, (C) a description of any direct or indirect material interest in any material contract or agreement between or among the stockholder, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder making a nomination of a person or persons for election to the Board were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”) and (D) all written and signed representations and agreements and all completed and signed questionnaires required pursuant to Section 3.3;

(ii)              as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, the information set forth in Sections 2.2(b)(i)-(v);

(iii)            a representation as to whether the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any nominee and (y) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act;

(iv)             a representation that the stockholder (or a qualified representative of the stockholder (as defined in Section 2.2(g))) intends to appear at the meeting to make such nomination.

(d)               In addition to the information required in a stockholder’s notice, at the request of the Corporation, the proposed nominee must promptly, but in any event within five (5) business days after such request (or by the day prior to the annual meeting, if earlier), provide to the Corporation such additional information as it may reasonably request. Any person nominated by a stockholder for election or re-election as a director must also make themselves available for and submit to interviews with the Board or any committee thereof within ten (10) business days of any request therefor. All information provided or submission for any interview, in each case, pursuant to this Section 3.4 shall be deemed part of a stockholder’s notice for purposes of this Section 3.4.

(e)               A stockholder providing notice of any nomination proposed to be made at a meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(f)                Except as otherwise required by law, each of the Chairman of the Board, the Board or the chairman of the meeting shall have the power to determine whether a nomination proposed to be brought before a meeting of stockholders was made in accordance with the procedures set forth in this Section 3.4. If a nomination is not in compliance with the procedures in these Bylaws, the chairman of the meeting shall have the power to declare to the meeting that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.4, unless otherwise required by law, or otherwise determined by the Chairman of the Board, the Board or the chairman of the meeting, if the stockholder does not provide the information required under clauses (a)(ii) and (a)(iii) of this Section 3.4 to the Corporation within the time frames herein or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(g)               In addition to the requirements of this Section 3.4 with respect to any nomination proposed to be made at a meeting, each stockholder nominating a person or persons for election to the Board shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 3.4, unless otherwise required by law, (i) no stockholder nominating a person or persons for election to the Board shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder making a nomination of a person or persons for election to the Board has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any stockholder nominating a person or persons for election to the Board (A) provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder (it being understood that such notice or filing shall be in addition to, and not in lieu of, the notices required under these Bylaws) and (B) subsequently notifies the Corporation that it no longer intends to comply with Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence, then the nomination of each such person or persons shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any stockholder nominating a person or persons for election to the Board provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder, such stockholder shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(h)               Notwithstanding anything to the contrary in this Section 3.4, in no event may a stockholder nominate a number of director candidates that exceeds the number of directors to be elected at the annual meeting or special meeting, as applicable. If the Corporation shall, subsequent to a delivery of Timely Notice, increase the number of directors to be elected at the meeting, notice from such stockholder as to any additional nominees shall be due on the later of (i) the conclusion of the applicable time period for Timely Notice, (ii) the date specified in Section 3.4(b) for Timely Notice in connection with a special meeting or (iii) the tenth day following the date of public announcement of such increase.

Section 3.5           Proxy Access for Director Nominations.

Section 3.5.1 Eligibility. Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation (a) shall include in its proxy statement and on its form of proxy the names of, and (b) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Section 3.5.2(a) (the “Authorized Number”) for election to the Board submitted pursuant to this Section 3.5 (each, a “Stockholder Nominee”), if (a) the Stockholder Nominee satisfies the eligibility requirements in this Section 3.5, (b) the Stockholder Nominee is identified in a Timely Notice (the “Stockholder Notice”) that satisfies this Section 3.5 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below), (c) the Eligible Stockholder satisfies the requirements in this Section 3.5 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials, and (d) the additional requirements of these Bylaws are met.

Section 3.5.2 Definitions.

(a)               The maximum number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 3.5 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided that the Authorized Number shall be reduced, but not below one (1), (i) by any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 3.5 but whom the Board decides to nominate as a Board nominee, (ii) by any directors in office or director nominees that in either case shall be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the Corporation), (iii) by any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two (2) annual meetings and who are nominated for election at the annual meeting by the Board as a Board nominee, and (iv) by any Stockholder Nominee who is not included in the Corporation’s proxy materials or is not submitted for director election for any reason, in accordance with the last sentence of Section 3.5.4(b). In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

(b)               To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 3.5 must:

(i)                 Own and have Owned (as defined below), continuously for at least three (3) years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of the Corporation that are entitled to vote generally in the election of directors) that represents at least three percent (3%) of the outstanding shares of the Corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and

(ii)              thereafter continue to Own the Required Shares through such annual meeting of stockholders.

For purposes of satisfying the ownership requirements of this Section 3.5.2(b), a group of not more than twenty (20) stockholders and/or beneficial owners may aggregate the number of shares of the Corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three (3) years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 3.5 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 3.5. A group of any two (2) or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (A) under common management and investment control, (B) under common management and funded primarily by a single employer, or (C) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 3.5, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act). For purposes of determining the denominator to be used in calculating whether an Eligible Stockholder meets the three percent (3%) threshold in clause (i) of Section 3.5.2(b), the Eligible Stockholder may rely on information about the outstanding shares of the Corporation, as set forth in Corporation’s most recent quarterly or annual report, and any current report subsequent thereto, filed with the SEC pursuant to the Exchange Act, unless the Eligible Stockholder knows or has reason to know that the information contained therein is inaccurate.

(c)               For purposes of this Section 3.5:

(i)                 A stockholder or beneficial owner is deemed to “Own” only those outstanding shares of the Corporation that are entitled to vote generally in the election of directors as to which the person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person in any transaction that has not been settled or closed, (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (1) through (3), the term “person” includes its affiliates.

(ii)              A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

(iii)            Solely for purposes of determining Ownership related to a stockholder’s ability to nominate directors pursuant to this Section 3.5, a stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five (5) business days’ notice.

(d)               For purposes of this Section 3.5, the “Additional Information” referred to in Section 3.5.1 that the Corporation will include in its proxy statement is:

(i)                 information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and

(ii)              if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed five hundred (500) words, for each of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 3.5, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 3.5 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

Section 3.5.3 Stockholder Notice and Other Informational Requirements

(a)               The Stockholder Notice shall set forth all information, representations and agreements required under Section 3.4(c), including the information required with respect to (i) any nominee for election as a director, (ii) any stockholder giving notice of an intent to nominate a candidate for election, and (iii) any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 3.5. In addition, such Stockholder Notice shall include:

(i)                 a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act,

(ii)              a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC (A) setting forth and certifying to the number of shares of the Corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Section 3.5.2(c)) continuously for at least three years as of the date of the Stockholder Notice and (B) agreeing to continue to Own such shares through the annual meeting,

(iii)            the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(A)             it shall provide (1) within five (5) business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 3.5, (2) within five (5) business days after the record date for determining the stockholders entitled to vote at the annual meeting, or by the opening of business on the business day immediately preceding the date of the annual meeting, whichever is earlier, both the information required under clauses (a)(ii) and (a)(iii) of Section 3.4 and written statements from the record holders and intermediaries as required under clause (A)(1) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (3) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting,

(B)              it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have this intent, (2) has not nominated and shall not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 3.5, (3) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board, and (4) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and

(C)              it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 3.5, (3) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (4) file with the SEC any solicitation by or on behalf of the Eligible Stockholder relating to any Stockholder Nominee, one or more of the Corporation’s directors or director nominees, or the relevant annual meeting of stockholders, regardless of whether the filing is required under Regulation 14A under the Exchange Act, or whether any exemption from filing is available for the materials under Regulation 14A under the Exchange Act, and (5) at the request of the Corporation, promptly, but in any event within five (5) business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as reasonably requested by the Corporation, and

(iv)             in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five (5) business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty (20), including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 3.5.2(b).

(b)               To be timely under this Section 3.5, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation, and must be delivered to or mailed and received by the Secretary at the principal executive office of the Corporation by the close of business (as defined in Section 2.2(g)), not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to the first anniversary of the preceding year’s annual meeting or delayed more than thirty (30) days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Stockholder Notice to be timely must be so delivered or mailed and received no more than one hundred and fifty (150) days prior to the date of the annual meeting and not less than the later of the close of business (1) one hundred and twenty (120) days prior to the date of the annual meeting and (2) on the tenth day following the day on which public announcement (as defined in Section 2.2(g)) of the date of the annual meeting was first made by the Corporation. In no event shall an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(c)               The Stockholder Notice shall include, for each Stockholder Nominee, all written and signed representations and agreements and all completed and signed questionnaires required pursuant to Section 3.3(a). At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 3.5.

(d)               In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 3.5.

(e)               All information provided pursuant to this Section 3.5.3 shall be deemed part of the Stockholder Notice for purposes of this Section 3.5.

Section 3.5.4 Proxy Access Procedures

(a)               Notwithstanding anything to the contrary contained in this Section 3.5, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i)                 the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 3.5, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 3.5 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 3.5,

(ii)              the Stockholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is or has been, within the past three years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten (10) years or (E) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”),

(iii)            the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board pursuant to the advance notice requirements for stockholder nominees for director in Section 3.4, or

(iv)             the election of the Stockholder Nominee to the Board would cause the Corporation to violate the Restated Certificate of Incorporation, these Bylaws, or any applicable law, rule, regulation or listing standard.

(b)               An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 3.5 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.5 exceeds the Authorized Number, the Stockholder Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions:

one Stockholder Nominee who satisfies the eligibility requirements in this Section 3.5 shall be selected from each Eligible Stockholder for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the Corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 3.5 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 3.5 thereafter is nominated by the Board, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 3.5), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

(c)               Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election that is at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 3.5 for the next two (2) annual meetings.

(d)               Notwithstanding the foregoing provisions of this Section 3.5, unless otherwise required by law or otherwise determined by the Chairman of the Board, the Board or the chairman of the meeting, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in Section 2.2(g)) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. Without limiting the Board’s power and authority to interpret any other provisions of these Bylaws, the Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 3.5 and to make any and all determinations necessary or advisable to apply this Section 3.5 to any persons, facts or circumstances, in each case acting in good faith. This Section 3.5 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy statement.

Section 3.6           Vacancies and Newly Created Directorships. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Section 3.7           Meetings. The Board may hold annual, regular or special meetings, either within or outside the State of Delaware.

Section 3.8           Annual Meeting. The Board shall meet as soon as practicable after each annual election of directors.

Section 3.9           Regular Meetings. Regular meetings of the Board may be held within or outside the State of Delaware and at such time, in such format, and at such place as which has been designated by the Board. No further notice shall be required for regular meetings of the Board.

Section 3.10       Special Meetings. Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board (or, if the Board does not appoint a Chairman of the Board, the President), or by the Secretary on the written request of a majority of the directors then in office unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole director. The person or persons authorized to call special meetings of the Board may fix the place and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least twenty-four (24) hours prior to the time set for such meeting. Notice of any meeting need not be given to director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.11       Quorum; Vote Required; Adjournment. At all meetings of the Board, a majority of the Whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as may be otherwise specifically provided by applicable law or by the Restated Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though a quorum is not present, as required in this Section, a majority of the Directors present at any meeting of the Board may adjourn from time to time until a quorum be present. Notice of any adjourned meeting need not be given.

Section 3.12       Fees and Compensation. Each director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred for their service on the Board as the Board may from time to time determine.

Section 3.13       Meetings by Telephonic Communication. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.14       Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board and shall keep minutes of its meetings and report to the Board when required. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws.

Section 3.15       Action Without Meeting. Unless otherwise restricted by applicable law or by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board. After an action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this paragraph at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Article IV
OFFICERS

Section 4.1           Appointment and Salaries. The officers of the Corporation shall be chosen by the Board and shall exercise such powers and perform such duties as directed by the Board or as delegated by either a Committee of the Board or the Chief Executive Officer (the “Delegates”). Any number of offices may be held by the same person, unless the Restated Certificate of Incorporation or these Bylaws otherwise provide. The officers shall hold their offices for such terms as shall be determined from time to time by the Board or the Delegates. In the absence of a determination by the Board or the Delegates, as the case may be, of the term of office of an officer, such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding the officer’s election. Each officer shall hold his or her office until the officer’s successor is elected and qualified or until the officer’s earlier resignation or removal. The Board, or a committee thereof, shall determine the compensation for the officers appointed hereunder who are either Executive Officers (as such term is defined under the Exchange Act and the rules and regulations thereunder) of the Corporation or who directly report to the Chief Executive Officer.

Section 4.2           Removal and Resignation. Subject to the provisions of such person’s employment agreement, if any, any officer may be removed at any time, either with or without cause, by the Board or the Delegates. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer, such person’s immediate supervisor, or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any meeting of the Board or the Delegates.

Article V
INDEMNIFICATION AND INSURANCE

Section 5.1           Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit, arbitration, alternative dispute resolution mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether brought in the name of the Corporation or otherwise and whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5.2 hereof, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The Corporation shall also, to the fullest extent permitted by law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 5.2           Right of Claimant to Bring Suit. If a claim under Section 5.1 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim and, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to receive an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has failed to meet such standard of conduct. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

Section 5.3           Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any law, provision of the Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.4           Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware General Corporation Law.

Section 5.5           Nature of Rights. The rights conferred upon indemnities in this Article V shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnities’ heirs, executors and administrators. Any amendment, alteration or repeal of this Article V that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 5.6           Settlement of Claims. The Corporation shall not be liable to indemnify any indemnitee under this Article V for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 5.7           Subrogation. In the event of payment under this Article V, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 5.8           Expenses as a Witness. To the extent that any director, officer or employee of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 5.9           Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

Article VI
MISCELLANEOUS

Section 6.1           Seal. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

Section 6.2           Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Any or all of the signatures on any stock certificates may be a facsimile signature. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of the issuance.

Section 6.3           Representation of Securities of Other Corporations or Entities. Any and all securities of any other corporation or entity or corporations or entities standing in the name of the Corporation shall be voted, and all rights incident thereto shall be represented and exercised on behalf of the Corporation, as follows: (i) as the Board may determine from time to time, or (ii) in the absence of such determination, by the President. The foregoing authority may be exercised either by such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by such officer.

Section 6.4           Lost, Stolen or Destroyed Certificates. The Board may direct a new certificate or certificates of stock or uncertificated shares be issued in place of any certificate theretofore issued and that is alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of a lost, stolen or destroyed certificate or certificates, or such person’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the lost, stolen or destroyed certificate.

Section 6.5           Record Date.

(a)               In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business (as defined in Section 2.2(g)) on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)               In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 6.6           Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

Section 6.7           Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 6.8           Amendments. Subject to any contrary or limiting provisions contained in the Restated Certificate of Incorporation, these Bylaws may be repealed, altered, amended or rescinded, or new Bylaws may be adopted by the Board or the stockholders of the Corporation. Any Bylaws adopted, amended or altered by the stockholders may be amended, altered or repealed by the Board or the stockholders.

Section 6.9           Waiver of Notice. Whenever any notice is required to be given under the provisions of the Delaware General Corporation Law or of the Restated Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any waiver of notice unless so required by the Restated Certificate of Incorporation or these Bylaws.

Section 6.10       Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Section 6.10 of this Article, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Section 6.10 of this Article. Notwithstanding the foregoing, the provisions of this Section 6.10 of this Article shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Section 6.10 of this Article shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 6.10 of this Article (including, without limitation, each portion of any paragraph of this Section 6.10 of this Article containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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